September 23, 1998


Securities and Exchange Commission
Operations Center
6432 General Green Way
Alexandria, VA  22312-2413

Gentlemen:

We are transmitting herewith Indiana Energy, Inc.'s
Current Report on Form 8-K.

Very truly yours,



/s/ Douglas S. Schmidt
Douglas S. Schmidt



                  SECURITIES AND EXCHANGE COMMISSION

                       Washington, D. C.  20549





                               FORM 8-K


                            CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934





Date of Report (Date of earliest event reported):   September 23, 1998




                          INDIANA ENERGY,INC.
         (Exact name of registrant as specified in its charter)




            INDIANA                 1-9091           35-1654378
(State or other jurisdiction  (Commission File No.)  (IRS Employer
 of incorporation)                                    Identification
                                                      Number)





       1630 North Meridian Street, Indianapolis, Indiana  46202
            (Address of principal executive offices)   (Zip Code)





Registrant's telephone number, including area code:   (317) 926-3351


Item 5.    Other Events

See the following press release dated September 23, 1998, announcing the agreement of Reliant Services, LLC for the purchase of two companies.

CINERGY - INDIANA ENERGY ACQUIRE UNDERGROUND LOCATING AND
                  CONSTRUCTION COMPANIES

INDIANAPOLIS - Reliant Services, LLC, a joint venture of Cinergy Corp. and Indiana Energy, Inc., has signed an agreement to purchase two Indianapolis area companies to enable it to enter the underground facilities locating and construction market once certain regulatory approvals are received.

Reliant is acquiring Utility Resources, Inc. and Midwest Marking,
Inc., which presently do work for major utilities and other customers throughout the Midwest. Mike Drew, president of Utility Resources and Midwest Marking, is expected to be named president of Reliant
Services.

Cinergy Supply Network and IGC Energy formed Reliant this summer to focus initially on serving electric, gas, telephone, cable and water companies in Indiana, Ohio and Kentucky. Reliant expects to capitalize on the growth anticipated with the recent passage of national "call before you dig" legislation which requires all states to establish a centralized call-in number to identify underground facilities which are vulnerable to damage during any type of excavating. Currently, utility customers and construction companies in Indiana, Ohio, and Kentucky can call a centralized number. The call alerts utilities that have underground lines in the proximity of the proposed dig site, and each utility then dispatches a line locator to the proposed site.

"This acquisition should give Reliant a running start and our current customers will benefit as well from the additional resources and expertise Cinergy and Indiana Energy bring to this venture," said Drew. "We will also be able to expand our business into a larger geographical area rapidly and efficiently."

Cinergy Corp., headquartered in Cincinnati, is the parent company of The Cincinnati Gas & Electric Co. and PSI Energy Inc., which serve 1.4 million electric customers and more than 455,000 gas customers in Indiana, southwest Ohio, and Northern Kentucky.

Indiana Energy, with headquarters in Indianapolis, is the parent company of Indiana Gas, a gas distribution company serving 486,000 customers in central and southern Indiana, and of IEI Investments, a non-regulated ventures holding company focusing on energy related investments.


                              SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 INDIANA ENERGY, INC.
                                    Registrant




Dated September 23, 1998   /s/Niel C. Ellerbrook
                           Niel C. Ellerbrook
                           President and Chief Operating Officer



Dated September 23, 1998   /s/Jerome A. Benkert
                           Jerome A. Benkert
                           Vice President and Controller